UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K / No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 8, 2012

China Media Group Corporation
(Exact name of registrant as specified in its charter)

Texas
(State or Other Jurisdiction of Incorporation)

000-50431	32-0034926
(Commission File Number)	(IRS Employer Identification No.)
1402 Wan Chai Commercial Center 204 Johnston Road, Wanchai, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

+011 852 3171 1208
Registrant's telephone number, including area code

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Form 8-K is being filed to incorporate changes to the Current Report on Form 8-K filed by China Media Group Corporation (the "Company") on June 11, 2012 (the "Form 8-K").

The Company is filing this Amendment No. 1 to the Form 8-K in its entirety to correct inadvertent errors relating to certain figures reflected in the initial Form 8-K. These errors were found and amended in the following exhibits:-

Exhibit 99.1	Balance sheet of A-Team Resources Sdn. Bhd. Note 18 - Contingent Liabilities Note 19 - Related Party Transactions
Exhibit 99.2	Proforma Combined Statement of Operations of China Media Group Corporation

CURRENT REPORT ON FORM 8-K
CHINA MEDIA GROUP CORPORATION

TABLE OF CONTENTS

Item	Description
2.01	Completion of Acquisition or Disposition of Assets	1
	Acquisition	1
	Description of Business	2
	Legal Proceedings	10
	Management's Discussion and Analysis of Financial Condition and Results of Operations	11
	Risk Factors	15
	Security Ownership of Certain Beneficial Owners and Management	30
	Executive Officers and Directors	32
	Executive Compensation	34
	Certain Relationships and Related Transactions	38
3.02	Unregistered Sales of Equity Securities
	Description of Capital Stock	39
5.01	Changes in Control of Registrant.	40
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.	40
9.01	Financial Statements and Exhibits.	41

Definitions and Conventions
References to "China" or "PRC" refer to the People's Republic of China.
References to "Common Stock" means the Common Stock, no par value, of China Media Group Corporation.
References to the "Commission" or "SEC" means the U.S. Securities and Exchange Commission.
References to "ECE" means ECE Technologies Sdn. Bhd., a company incorporated in Malaysia.
References to the "ATeam" means A-Team Resources Sdn. Bhd., a company incorporated in Malaysia that is engaged in the business of consumer electronics and light appliances.

References to the "BRR" means Beijing Ren Ren Health Culture Promotion Co., Limited, a company incorporated in China that is a 50% subsidiary of Good World. BRR is engaged in advertising sales in China.

References to the "ATC Marketing" means ATC Marketing Limited, a company incorporated in Hong Kong that is a 50% subsidiary of Good World. ATC Marketing is a joint venture company with AdvanceTech Communications Sdn. Bhd. holding the worldwide marketing rights, other than certain rights belonging to the Company, of a convergent communication device named M.A.G.I.C.
References to the "Good World" means Good World Investments Limited, an investment holding company incorporated in the British Virgin Islands that is a wholly owned subsidiary of CMG.
References to the "ATC" means AdvanceTech Communications Sdn. Bhd., a Malaysia incorporated company that is developing a convergent communication device named M.A.G.I.C.

References to the "RRMG" means Ren Ren Media Group Limited, a company incorporated in Hong Kong that is a wholly owned subsidiary of CMG. RRMG is an administrative and advertising sales company in Hong Kong and China.
Reference to "SEC" means the Securities Exchange Commission;
Reference to "Closing Date" means June 8, 2012 the closing date of the Sale and Purchase Agreement dated March 15, 2012;

References to "Company", "CMG", "we", "our", "Group" means China Media Group Corporation and includes, unless the context requires or indicate otherwise, the operation of its subsidiaries (all herein defined).
References to "33 Act" or "Securities Act" means the Securities Act of 1933, as amended.
References to "34 Act" or "Exchange Act" means the Securities Act of 1934, as amended.

Item 2.01	Completion of Acquisition or Disposition of Assets
Acquisition

The Acquisition. On March 15, 2012, Good World Investments Limited, China Media Group Corporation, a Texas corporation ("CMG") and ECE Technologies Sdn. Bhd. entered into a sales and purchase agreement for Good World to acquire 100% equity interests in A-Team Resources Sdn. Bhd., a privately held Malaysian corporation ("ATeam") that is in the consumer electronics and light appliances businesses. On June 8, 2012, the Acquisition Agreement (the "Acquisition") closed; and ATeam became a wholly-owned subsidiary of CMG. Immediately after the transaction closed, ECE transferred 200,000,000 shares in the Company to independent third parties, and ECE then held 358,779,837 shares representing about 31.62% equity interests in the Company.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the complete text of the Acquisition Agreement, which was filed in Form 8K on March 16, 2012.

The shares of CMG's Common Stock issued to ECE Technologies Sdn. Bhd. in connection with the Acquisition were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Changes to the Business. CMG business will change substantially after the acquisition of the ATeam business. The CMG Group intends to carry on the existing business of advertising, convergent devices and product and services. The acquisition of the ATeam operation will be included in our Product and Services business unit which will become the major revenue generation business unit immediately after the Acquisition.

Changes to the Board of Directors and Executive Officers

Upon the closing of the Acquisition, the following changes were made to the directors and officers of the Company: (i) Mr Cheng Pheng Loi resigned from the board of directors and as the President and Chief Executive Officer, (ii) Mr. Mohd Mahyudin bin Zainal was appointed as a new board of director and the President and Chief Executive Officer, (iii) Ms. Norlizah binti Zainal was appointed as a new board of director and the Chief Technology Officer, (iv) Mr. Con Unerkov resigned as the Chief Financial Officer, (v) Mr. Pui Kit Lam resigned as the Treasurer and Company Secretary and (vi) Mr. Mohd Suhaimi bin Rozali was appointed as the Chief Financial Officer, Treasurer and Company Secretary.

After the above changes, the board of directors consists of Mr. Mohd Mahyudin bin Zainal, Mr. Con Unerkov, Ms. Norlizah binti Zainal, Mr. Pui Kit Lam and Mr. Mohd Khairudin bin Ramli. In addition, CMG's board of directors appointed Mr. Mohd Mahyudin bin Zainal as the Chief Executive Officer, Mr. Mohd Suhaimi bin Rozali as Chief Financial Officer, Treasurer and Company Secretary, and Ms. Norlizah binti Zainal as Chief Technology Officer of CMG.

Mr. Mohd Mahyudin bin Zainal and Ms. Norlizah binti Zainal are siblings.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Acquisition is being accounted for as a reverse merger. ATeam is treated as the acquirer for accounting purposes and, consequently, the share equities that are reflected in the consolidated financial statements herein are those of ATeam.

Description of Our Company

OUR BACKGROUND. The Company was incorporated in Texas on October 1, 2002 and in 2005 changed its business focus to advertising and media in the emerging China market. Under new management, the Company commenced to position the Company to capitalize on the growth of the Chinese advertising market where global companies are rushing into China to try to grab and hold the attention of its 1.3 billion citizens.

The Company conducts its advertising business through Ren Ren Media Group Limited, its wholly owned subsidiary company in Hong Kong. For its trading in mobile convergent devices, it will trade through a 50/50 joint venture subsidiary company ATC Marketing Limited. For the Millennium Development Goals Program, we conduct this business through our 50% owned subsidiary company Beijing Ren Ren Health Culture Promotion Co., Limited.

In June 2012, we completed the acquisition for 100% equity interests in A-Team Resources Sdn. Bhd. which is in the consumer electronic and light appliances businesses.

Description of Business

OUR BUSINESS. Prior to the acquisition of the consumer electronics and light appliances business, our mission was to become one of China's new age media companies through the use of new technologies and devices combined with traditional media of TV, Newspapers, Magazines, Billboards and Internet to reach today's mobile society. Today, with the acquisition of the consumer electronics and light appliances businesses which will bring us the major revenue source to the Company now, our business focus will be on the development of this business segment to further strengthen our Products and Services business unit.

We have now reorganized our business units to two business units mainly "Products and Services" and "Telecommunications and Mobile Computing" business units and with less focus on the "Advertising" business unit unless we have the necessary resources to pursue opportunities in this business segment.

Products Services Unit

Our goal is to build brand recognition on our product range and to take advantage of our contacts networks, distribution channel and trading partners. We will leverage on our advertising platform, if and when available, to develop our own brand names for select products. This will uniquely position our product and services for brand awareness as well as develop a long term business unit that will serve both consumers and industries markets.

In June 2012, we completed the acquisition of ATeam, a company that manufactures and distributes consumer electronics and light appliances. ATeam has a range of products and some under its own brand name of ECE, Maco and ATech. ATeam's products are currently being sold and distributed in Malaysia, Indonesia, Thailand, Vietnam, Singapore, Sri Lanka, South Africa, Middle East countries, and in India Sub-Continent. The growth of ATeam will be in the developing countries and CMG will look for opportunities to sell ATeam's range of products to China.

ATeam produces washing machines, chest freezers, wine and display chillers, and refrigeration-based products. It has a manufacturing plant located at Port Klang, Selangor, Malaysia on a piece of land with an area of 110,000 square feet which houses a factory with a built-up of 60,000 square feet. It has a work force of 30 workers.

ATeam was established in 2001 specialised in the manufacture, assembling and distribution/trading of home appliances products (white goods). Currently, the Group is operating from Selangor, which is located in the central part of Malaysia.

Our future Products and Services
Products Under Development
We have several product/service initiatives under development:
*	Upright Freezer - this type of freezer would suitably be useful for the modern living in condominiums, apartments and high rise buildings where space is a constraint;
*	Large capacity refrigerators - this is basically a two-door refrigerator to cater to the demands from the Middle-Eastern countries; and
*	Low voltage air-conditioners for the supply to the developing countries such as India and Indonesia due to the low supply of electricity.

Telecommunications Unit

On or about January 23, 2006, the Company announced the establishment of the Telecommunications and Mobile Computing Division to focus on the new media advertising where we would take advantage of new convergent devices for telecommunications advertising. The business of selling advertising through telecommunications media and devices is becoming more accepted form of advertising strat egies, which the Group hopes to capture through convergent devices as a strategy to effectively enter the market. No revenue has been generated from advertising through telecommunications media and devices at the date of this report .

Advertising through mobile devices is becoming more prominent to reach the mobile society of today. The goal of the Telecommunications and Mobile Computing Unit is to provide the Company with entry into the new sector of advertising through telecommunication media and devices. Our strategy on gaining access in telecommunication media is through cooperation with existing networks or establishes select networks. However our longer term strategy is to partner with network operators to provide extensive network access for our advertising media.

We have secured the distribution rights for M.A.G.I.C. Convergent Device for the territory of China and Hong Kong. M.A.G.I.C. is a next generation convergent device that has the full capabilities of a notebook computer shrink to a size of a PDA phone. In 2009, we have also entered into a joint venture agreement with AdvanceTech Communications Sdn. Bhd. ("ATC") to market and distribute the devices developed by ATC worldwide other than the countries already under distribution rights of the Group. The current device under development, M.A.G.I.C. W3 is being positioned as the high end convergent device for professionals running special applications. We expect the M.A.G.I.C. W3 to enter the information and advertising sectors of the mobile phone market. We expect to receive the final prototype for M.A.G.I.C. W3 by Q3 2012. Subject to satisfactory technical review, we expect to launch the commercial product in second half of 2012. There has been no other significant update for the M.A.G.I.C. W3.

Our Products - M.A.G.I.C. W3

The MAGIC W3 is a new innovative mobile computer with the Windows® 7 laptop operating system, integrated with 3G connectivity and cellular voice telephony through a fully customised hardware platform and integrated telephony application.

The innovation is extremely handy and pocketable and is one one of the world's smallest microcomputer with a 4.8" screen at 140 x 80 x 23mm dimensions, and with a weight of just 270 grams.

The MAGIC W3 is uniquely engineered to take advantage of Windows® 7 OS standby power saving sleep mode, and in the event of an incoming call or SMS instantaneously wakes up to retrieve the call or notification; features which are unavailable to today's laptop or tablet computers running a full Windows®  operating system.

The MAGIC W3 allows you to use the mobile phone as your laptop in your workplace, you can comfortably do your work, emails and surf the internet by connecting to a larger display via the HDMI port and high speed Wi-Fi or 3.5G HSDPA connectivity.

Leave your workplace and take your W3 device with you, it automatically serves as your mobile Smartphone with all your data and information intact, no synchronization necessary.

The MAGIC W3 is capable of running any software or application that runs on a Windows® laptop computer, making able to edit photos or movies with for example Adobe® software, run fully fledged email client software like Microsoft Outlook, run high level software like stock trading analysis software, and have a full uncompromised internet experience with computer internet browsers which support Flash, Java, and other plug-ins. These features are unavailable or unsupported by mobile form factor devices which are using mobile operating systems such as Android or iOS.

Combined with its handy pocketable form factor, this is extremely suitable for mobile professionals on the go involved in various businesses and disciplines like stock trading, logistics and procurement, medical, insurance and online sales which require higher processing power and high level PC software.

Our future Products - ATC's Product Road Map

ATC is currently designing the next generation of convergent devices with the added features as set out below.

The MAGIC W4 is the 2nd generation upgrade to the MAGIC W3, utilizing ATC's patent pending technology.

The W4 will be designed with a new magnesium hexa-shell casing that will make the device truly slim and lightweight compared to its predecessor.

The W4 will support Windows® 8, Microsoft's next generation operating system that will work universally on desktop, laptop and tablet devices; and will work equally well on small form factor devices and with touch or mouse operation.

Advertising Unit

We plan to offer advertising services in China. These advertising services would be targeted across all media thus we will offer our customers selective advertising on specific media for nationwide campaign. China's advertising industry is still young and fragmented. We aim to differ from other advertisers so that we can provide nationwide campaigns across all media spectrum. To this end, we will work to secure strategic ad placements in key cities in China so that our customers will have the ability to launch nationwide campaign .

The Group will continue to seek opportunities in media and advertising since it would complement our Products Services business unit. However, we will only undertake advertising projects subject to the availability of financial resources to the Group at the time.

Marketing & Sales Overview & Customers

For our Products Services unit, we will focus on expanding the sales of the current product lines to other markets including China, Europe, and United States. We will also utilize our brand name and the quality of our products to differentiate our products from others in the market. The sales potential for the ATeam products today in the current markets are set out below:

Revenue by Market
*	Sales in Malaysia, i.e. OEM - ( 2011, 100% 2012 will be changed )
*	Sales outside Malaysia - ( 2011, 0% 2012 will be changed )
Revenue by Product
*	Washing Machines - 60%
*	Freezers - 32%
*	Others - 8%
Countries will be expanded on sales in 2012 :
*	South East Asia
*	Middle East
*	Indian Sub-Continent
*	Africa

For our M.A.G.I.C. Convergent devices, we will sell through distribution channels, network operators and small enterprises. We will approach distribution channels and network operators in Hong Kong and China, initially and then in other territories to sell the M.A.G.I.C. device. We will also sell to certain enterprises that will take advantage of the special functions in M.A.G.I.C. Device and customize to their operational needs. Select firms that we will target are transportation and logistic companies, courier companies, and direct sales companies. We will also target corporate and financial executives to customize the M.A.G.I.C. device to their requirements. To sell this high value product with innovative applications, we plan to employ business development teams focused on creating high-value strategic customers and business alliances.

Our plan, subject to availability of funds, is to work with advertising agents in Hong Kong and Guangdong initially to work on a plan to secure some outdoor media boards with the limited resources available to the Group. We will discuss with our contacts in Hong Kong and China regarding securing outdoor media boards. We plan to co-operate with international advertising firms to place out the advertising on these ad/sign placements on either an agent or outsourced basis. We plan to recruit a team to manage the 10 largest cities in China where we would secure, manage and administer ad/sign placements for these cities. For the other cities we plan to look for partners or agents to work with us to secure ad/sign placements. Once we have certain ad/sign placements network for the second-tier cities, we plan to approach advertising agencies to sell these ad/sign placements to their customers .

Industry Overview and Competition

Our major business is the electronics and electrical industry in Malaysia. The electronics and electrical products ("E&E") industry was the leading industry in the manufacturing sector contributing 55.1% of Malaysia's total export of manufactured products for the period of January - November 2009. Over the same period, employment accounted for 32.5% making the E&E industry the largest employer in the manufacturing sector.

After the economic downturn affected the industry, the manufacturing sector in Malaysia rebounded strongly to register a growth of 11.4% in 2010 (2009: - 9.4%), driven largely by the strong growth in the first half- year, with expansion in both the export and domestic oriented industries. In the export oriented industries, growth of the electronics and electrical products (E&E) cluster was underpinned by the revival of global corporate IT investments and higher consumer spending on electronics while growth of the primary-related cluster was in line with the recovery of the external environment. Robust growth in the domestic oriented industries was supported mainly by strong domestic consumption activity.

The global market for major electrical household appliances is projected to reach 543 million units by the year 2015, driven by burgeoning sales in microwave ovens, air-conditions and electric ranges segments. Growing demand from rapidly developing countries including Asia-Pacific, Middle East and Latin America will provide the required impetus to the market.

In Malaysia, manufactured exports expanded by 13% in 2010, with strong growth recorded across major products in the first half of the year, E&E exports rose significantly in the first half, benefitting from inventory restocking in the global electronics industry. Moving into the latter half of the year, the moderation in regional demand led to the softening of electronics exports.

The E&E sub-sector rebounded significantly in the first half of 2010 by 27.4% (January - July 2009: -32.4%) following the broad-based global recovery in demand and restocking activities. Growth emanated mainly from the expansion in demand for semiconductor, audio visual and communication apparatus as well as electrical machinery. Apart from the restocking activities, the remarkable growth in semiconductor devices, which expanded 62.8% (January - July) 2009: -30.8%) was attributed to increased global spending on electrical and electronic gadgets.

Export earnings of E&E rose 22.5% in the first half of 2010 (January - July 2009: -20.2%) supported by the favourable performance of electronic equipment and parts (26.2%), as well as machinery and electrical products (20.1%). Growth was driven mainly by demand for consumer electronic products in the Asia Pacific region, particularly from China, India, Japan and the US.

There are many competitors in the market place offering a variation of the M.A.G.I.C W3, however not one that offers full computer operability in full Windows 7 OS with phone functionality. With the emergence of newer convergent device technologies, there is an opportunity for us to offer convergent devices and applications and solutions that have more functionality than traditional mobile devices. The new devices are easier to integrate with existing data and video applications and systems, and are easier to maintain and administer. We believe that the rate of adoption of convergent device and its applications and solutions by corporate executives and innovative applications will accelerate the adaptation of our M.A.G.I.C. Convergent device is going to deliver more secure, and more functional in internet-based applications. We believe mobile executives will recognize the benefit of having notebook functionality in a handheld device combined with video and data capabilities.

The key to our success in the advertising business is the occupation of prime advertising locations throughout China. The premium locations with heavy pedestrian traffic are not common but are the focus of all advertising agencies and media owners. However you need to have the outdoor media to be able to compete for the premium sites. Many of our competitors have established outdoor billboards to offer to their clients where it would be difficult to compete since they are already in the market place and working with advertising agents. We will need to build up some outdoor media boards to show a presence in the market place before we can get commitments from advertising agents and customers. However, we believe there is ample room for our Company to grow in the China market.

Strategy

As stated above, our strategy is to build a business that takes advantage of the advertising platform for our products. We have acquired a product line of consumer electronics and light appliances to enter the emerging markets like India and the Middle East. Our strategy will be to utilize our advertising platform to build our brand and our name in these markets for quality products. Continued development and innovation will ensure our relevance far into the future. Both our brand and our products will continue to evolve becoming more known for quality products as these emerging markets develops.

Intellectual Property
Patents
We have no patents, trademarks nor copyrights registration.
Registered Trademarks
We have registered trademark with Intellectual Property Corporation of Malaysia for the brand name " ATech".
Copyrights
The Company does not hold any registered copyrights.

Government Regulations

We are subject to federal, state and local laws and regulations applied to businesses in general. We believe that we comply with the requirements in China for any licenses or approvals to pursue our proposed business plan. In locations where we operate, the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, such authorities are vested with relatively broad discretion to grant, renew and revoke licensee and approvals, and to implement regulations. Licenses may be denied or revoked for various reasons, including the violation of such regulations, conviction of crimes and the like. Possible sanctions which may be imposed include the suspension of individual employees, limitations on engaging in a particular business for specific periods of time, revocation of licenses, censures, redress to customers and fines. We believe that we are in conformity with all applicable laws in all relevant jurisdictions. We may be prevented from operating if our activities are not in compliance and must take action to comply with the relevant laws and regulations.

China has a long standing law on the ownership of advertising agencies but not the advertising placements locations. The onus is placed on the advertising agency to ensure proper contents in the advertisement. One of the WTO requirements is for China to relax the advertising agency ownership requirements. Our China subsidiary is only subject to regular business laws in China.

We have posted our privacy policy and practices concerning the use and disclosure of any consumer information collected on our website, www.chinamediagroup.net. Any failure by us to comply with posted privacy policies, Federal Trade Commission requirements or other domestic or international privacy-related laws and regulations could result in proceedings by governmental or regulatory bodies that could potentially harm our business, results of operations and financial condition. In this regard, there are a large number of legislative proposals before the U.S. Congress and various state legislative bodies regarding privacy issues related to online commerce to which the Group may participate in the future. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could harm our business by causing a decrease in the use of our applications and services by our small business customers and thereby a decrease in our revenues. Such decreases could be caused by, among other possible provisions, the required use of disclaimers or other requirements before consumers can utilize our Internet technology solutions.

Under Malaysian laws, there are no such regulations that governs the disclosure of information on public platforms.

Suppliers
We are not dependent on any significant product or service from third parties. We have strategic alliances with certain third parties.
Research and Development
We currently have no research and development.
Employees

As of the date of this report, we have 130 full time employees. From time to time, we utilize consultants or contractors for specific assignments. None of our employees are represented by a labor union and we have never experienced a work stoppage. We believe that our relationships with our employees are good.

Property

We currently lease and occupy 1,500 square feet of office space in Hong Kong for our executive and administrative office at a cost of about $3,760 per month. The lease expires in November 2013. We also share a 300 square feet office in Kuala Lumpur, Malaysia as our Southeast Asia office, which is free of rent. The other operating office is located in Beijing where we have a 300 square feet administration office. We do not have a written lease or sublease agreement for the office location in Beijing. We believe we will be able to obtain additional space, as needed, on commercially reasonable terms.

At the closing of the Acquisition, we will assume the lease of approximately 2,500 square feet of office in Shah Alam, Selangor, Malaysia pursuant to a lease that will expire in June 2015. This facility serves as our corporate office in Malaysia. The monthly rent for the office is about US$$4,375 (RM14,000).

ATeam Factory

Also at closing of the Acquisition, we will also assume the lease of the factory for ATeam which is based in Selangor, Malaysia. The factory is approximately 60,000 sq ft and the land size of approximately 110,000 sq ft. The lease term expires November 2012. The monthly rent for the factory is about US$9,375 (RM30,000).

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of June 8, 2012, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

There are no other proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and other written reports made from time to time by us that are not historical facts constitute so-called "forward-looking statements," all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "forecasts," "projects," "intends," "estimates," and other words of similar meaning. Forward-looking statements are likely to address our growth strategy, financial results and product and development programs, among other things. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. Such risks and uncertainties include but are not limited to those outlined in the section entitled "Risk Factors" and other risks detailed from time to time in our filings with the SEC or otherwise. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Management's Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including "Risk Factors," "Description of Business" and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report. See "Forward-Looking Statements." Our actual results may differ materially.

Recent Events

As announced in a Form 8K filed on March 16, 2012, on March 15, 2012 the Group entered into a conditional agreement to purchase ATeam for a total consideration of about $2,011,607 which shall be satisfied by the issuance of 558,779,837 shares in the Company, representing about 51% of the enlarged share capital of the Company. On June 8, 2012 the acquisition was completed. This acquisition will strengthen the Products Services business unit by providing a range of products for sale in the consumer electronics and light appliances segment and possibly extending the marketing to new markets in China. This company will also provide a revenue base to the Group.

This acquisition is accounted as a reverse merger and accordingly, the share equity of ATeam have become those of the registrant from retroactively restated for, and giving effect to, the number of shares received in the acquisition. The accumulated earnings of ATeam were also carried forward after the acquisition. Operations reported for periods prior to the acquisition are those of ATeam.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States, and make estimates and assumptions that affect our reported amounts of assets, liabilities, revenue and expenses, and the related disclosures of contingent liabilities. We base our estimates on historical experience and other assumptions that we believe are reasonable in the circumstances. Actual results may differ from these estimates.

The following critical accounting policies affect our more significant estimates and assumptions used in preparing our consolidated financial statements.
Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred; the sales price to the customer is fixed or determinable and collect ability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company.

Revenue is recognized at the time the product is delivered. Provision for sales returns will be estimated based on the Company's historical return experience. Revenue is presented net of returns.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with ASC 718 "Compensation - Stock Compensation" codified SFAS No. 123, "Accounting for Stock-Based Compensation" prescribes accounting and reporting standards for all stock-based payments award to employees, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights, may be classified as either equity or liabilities. The Company should determine if a present obligation to settle the share-based payment transaction in cash or other assets exists. A present obligation to settle in cash or other assets exists if: (a) the option to settle by issuing equity instruments lacks commercial substance or (b) the present obligation is implied because of an entity's past practices or stated policies. If a present obligation exists, the transaction should be recognized as a liability; otherwise, the transaction should be recognized as equity.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50 "Equity -Based Payments to Non-Employees" which codified SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Measurement of share-based payment transactions with non-employees shall be based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction should be determined at the earlier of performance commitment date or performance completion date.

Recently Issued Accounting Pronouncements
Recently issued accounting pronouncements and their effect on us are discussed in the notes to the financial statements in our December 31, 2011 audited financial statements.

Results of Operations
FOR THE YEAR ENDED DECEMBER 31, 2011 COMPARED TO THE YEAR ENDED DECEMBER 31, 2010

For the year ended December 31, 2011, net sales was $6,932,545 as compared to the prior year of $4,994,706, representing an increase of about 38.8%. This sales increase was due mainly to the increase in the sale of electrical produce.

For the year ended December 31, 2011, the cost of goods sold was $5,437,816 as compared to the prior year of $4,059,351, making our gross profit of $1,494,729 (2010: $935,355) for the year.

For the year ended December 31, 2011 operating expenses were $619,906 as compared to the prior year of $465,315, an increase of $154,591 or about 33.22% from the prior year. In 2011, the other major components in the operating expenses were salary of $412,158 (2010: 332,402), finance cost of $73,919 (2010: $101,992) and depreciation of $64,835 (2010: $60,229). Overall the remaining operating expenses of $68,994 were similar in other respects once the above factors are taken into account. We are also had other expenses of $333,878 (2010: $305,846).

The operating profit increased to $557,544 for the year ended December 31, 2011 from the prior year profit of $194,913.
During the year the interest expenses decreased to $26,352 as compared to $94,387 in the prior year.

Liquidity and Capital Resources

As at December 31, 2011, the Company had cash and cash equivalents totaling $23,992, other current assets of $3,213,819 and non-current assets totaling $83,905 which were represented by $3,017,369 in trade receivables, $139,055 n other receivables and $57,395 in tax refundable. The total assets of the Company were $3,321,716 as of December 31, 2011. We also had liabilities of $1,437,141 which were represented by $44,197 in trade payables, $298,534 in other payables and accruals, $133,027 in amount due to directors, $90,739 in tax payable, $335,671 in trade financing payables, $79,354 in obligation under finance leases and $455,619 in term loans.

At present the Company may not have sufficient cash resources to provide for all general corporate operations in the foreseeable future. The Company will be required to raise additional capital in order to continue to operate in fiscal 2012.

Off Balance Sheet Arrangements

There are no off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Capital Expenditure Commitments

We had no material capital expenditures for the period ended December 31, 2011. However we expect to invest, subject to availability of funding, approximately $250,000 in capital expenditure over the next 12 month for the outdoor media business.

Factors That May Affect Future Operations

We believe that our future operating results will continue to be subject to quarterly variations based upon a wide variety of factors, primarily the economy. Our operating results could also be impacted by a continued weakening of the U.S. and/or international economy. We predominately provide our products to Malaysia, India and Middle East markets and our services to the China markets.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our Common Stock could decline and investors could lose all or part of their investment.

Risks Related to Our Business

Our business is subject to various risks and uncertainties, including those set forth below. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the risks set out or referred to below actually occur, our business, financial condition or results of our operations could be materially adversely affected.

RISKS RELATED TO EXISTING AND PROPOSED OPERATIONS
If we are unable to obtain additional funds from other financings we may have to curtail the scope of our operations significantly and alter our business model.

We must achieve profitability for our business model to succeed. Prior to accomplishing this goal, we may need to raise additional funds, from equity or debt sources. Our cash requirements are substantial and our current financial position are insufficient to meet our cash needs in the future. If additional financing is not available when required or is not available on acceptable terms, we may be unable to continue our operations at current or planned levels. In addition, any failure to raise additional funds in the future may result in our inability to successfully secure our advertising platform, take advantage of business opportunities or respond to competitive pressures, any of which circumstances could have a material adverse effect on our financial condition and results of operations.

We do not have substantial cash resources and if we cannot raise additional funds or generate more revenues, we will not be able to pay our vendors and will probably not be able to continue as a going concern.

We will need to raise additional funds to pay outstanding debts vendor invoices and execute our business plan. Our future cash flows depend on our ability to enter into, and be paid under, contracts with our distributors for the newly acquired business. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments will be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other convertible securities, which will have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations.

Our ability to obtain needed financing may be impaired by such factors as the weakness of capital markets and the fact that we have not been profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We have a limited operating history, and it may be difficult for potential investors to evaluate our business.

We began operations in August 2006. Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. We are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a relatively new business. Investors should evaluate an investment in us in light of the uncertainties encountered by such companies in a competitive environment. Our business is dependent upon the implementation of our business plan, as well as the ability of our merchants to enter into agreements with consumers for their respective products and/or services. There can be no assurance that our efforts will be successful or that we will be able to attain profitability.

Our limited operating history and rapidly evolving business makes it difficult for us to accurately forecast revenues and expenses.

We have a limited operating history on which to base an evaluation of our business and prospects. Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our prospects must be considered in light of inherent risks, expenses, and difficulties encountered by companies in their early stages of development, particularly in new and evolving markets.

We commenced our advertising and mobile devices operations in April 2006 with a very limited operating history for these operations due to the lack of operating and financial resources. Our operating results to date relate principally to advertising and the mobile device business. Accordingly, our future prospects are uncertain in light of the risks and uncertainties experienced by early stage companies in evolving industries, and in particular our future operations in China. Due to our limited history and lack of resources, it is difficult for us to predict future revenues and operating expenses. We based our expense levels, in part, on our expectations of future revenues from anticipated transactions. If our advertising and mobile device business develops slower than we expect, our losses may be higher than anticipated, we may have to curtail parts of our business plan and to the market price of our stock may decline.

Some of the other risks and uncertainties of our business relate to our ability to:

-	offer new and innovative products and services to attract and retain a larger consumer base;
-	attract customers;
-	increase awareness of our brand and continue to develop consumer and customer loyalty;
-	respond to competitive market conditions;
-	respond to changes in our regulatory environment;
-	manage risks associated with intellectual property rights;
-	maintain effective control of our costs and expenses;
-	raise sufficient capital to sustain and expand our business;
-	attract, retain and motivate qualified personnel; and
-	upgrade our technology to support increased traffic and expanded services.
If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.
The development of our business is dependent upon the completion and integration of acquisitions and other transactions that have only recently or not yet closed.

Our principal focus is on our advertising and mobile device and products services businesses. We have closed thte acquisition of ATeam and other potential acquisitions have not closed to date and may never close. Accordingly, it is difficult to evaluate our business based upon our historical financial results, including those for the year ended December 31, 2011. Even if we closed potential acquisitions like ATeam, our business will not be successful if we are unable to successfully operate and integrate the businesses we acquire. We expect to continually look for new businesses to acquire to maintain and sustain our operations. If we fail to identify such business, are unable to acquire such businesses on reasonable terms, or fail to successfully integrate such businesses, our operating results and prospects could be harmed.

We face significant competition and may suffer from a loss of users and customers as a result.

We expect to face significant competition in our advertising business, particularly from other companies that seek to provide similar services. Many of these competitors have significantly greater financial resources and more personnel than we do. They may also have longer operating histories and more experience in attracting and retaining and managing customers. They may use their experience and resources to compete with us in a variety of ways, including by competing more for users, customers, distributors, media channels and by investing more heavily in research and development and making acquisitions. If we fail to compete effectively, our business, financial condition and results of operation will be adversely affected.

Our business depends on a strong brand, and if we are not able to maintain and enhance our brand, our business and operating results may be harmed.

We believe that recognition of our brand will contribute significantly to the success of our business. We also believe that maintaining and enhancing our brand is critical to expanding our base of consumers and customers. As our market becomes increasingly competitive, maintaining and enhancing our brand will depend largely on our ability to remain as an advertising leader in China and a electronics and light appliances manufacturer and distributor in Malaysia, which may be increasingly difficult and expensive.

We may face intellectual property infringement claims and other related claims that could be time-consuming and costly to defend and may result in our inability to continue providing certain of our existing services.

Electronics, technology and advertising companies are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violations of third-party rights. The validity, enforceability and scope of protection of intellectual property, particularly in China and Malaysia, are uncertain and still evolving. In addition, many parties are actively developing and seeking protection for electronics and technologies, including seeking patent protection. There may be patents issued or pending that are held by others that cover significant aspects of our technologies, products, business methods or services. As we face increasing competition and as litigation becomes more common in China, Malaysia and elsewhere in Asia for resolving commercial disputes, we face a higher risk of being the subject of intellectual property infringement claims.

Intellectual property litigation is expensive and time consuming and could divert resources and management attention from the operations of our businesses. If there is a successful claim of infringement, we may be required to pay substantial fines and damages or enter into royalty or license agreements that may not be available on commercially acceptable terms, if at all. Our failure to obtain a license of the rights on a timely basis could harm our business. Any intellectual property litigation could have a material adverse effect on our business, financial condition or results of operations.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include in its annual report a management report on such company's internal controls over financial reporting which contains management's assessment of the effectiveness of the company's internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting. These requirements may first apply to our annual report on Form 10-K for the fiscal year ending December 31, 2011. Our management may conclude that our internal controls over financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management's assessment or may issue a report that is qualified if they are not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We are a young company with limited accounting personnel and other resources with which to address our internal financial controls and procedures. If we fail to timely achieve and maintain the adequacy of our internal financial controls, we may not be able to conclude that we have effective internal controls over financial reporting at a reasonable assurance level. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the market price of our Common Stock.

If we fail to attract customers for our advertising and convergent device business our growth prospects could be seriously harmed.

Our advertising customers will not maintain their business relationships with us if we cannot secure attractive ad/sign placements. In addition our distributors will not work with us if the convergent device does not sell well or does not have adequate sales margin for their sales channels. Failure to retain advertisers, customers, distributors or channel partners could seriously harm our business and growth prospects.

Because we primarily rely on distributors in distributing M.A.G.I.C. Convergent Devices, our failure to retain key distributors or attract additional distributors could materially and adversely affect our business.

We will rely heavily on a nationwide distribution network of third-party distributors for sales to, and collection of payment from, our corporate and consumer customers. If our distributors do not provide quality services to our consumer customers or otherwise breach their contracts with our consumer customers, we may lose customers and our results of operations may be materially and adversely affected. We will sign distributing agreements with our distributors, although we may not sign any long-term agreements with them, but we cannot assure that we can maintain favorable relationships with them. Our distribution arrangements will be non-exclusive. Furthermore, some of our potential distributors may have contracts with our competitors or potential competitors and may not sign distribution agreements with us. If we fail to retain our key distributors or attract additional distributors on terms that are commercially reasonable, our business and results of operations could be materially and adversely affected.

We may not be able to manage our expanding operations effectively.

We commenced our mobile device and advertising services operations in early 2006. We anticipate continuous developing of our business in 2012 as we focus growth in our customer base and consumer market opportunities. To manage the potential growth of our operations and personnel, we will be required to improve operational and financial systems, procedures and controls, and expand, train and manage our growing employee base. Furthermore, our management will be required to maintain and expand our relationships with customers. We cannot assure that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations.

The recent global economic and financial market crisis has had and may continue to have a negative effect on our business and results of operations.

Starting in 2008 till now, the current global economic conditions could have a negative effect on our business and results of operations. Economic activity in China, United States and throughout much of the world has undergone a sudden, sharp economic downturn following the recent housing downturn and subprime lending collapse in both the United States and Europe. Global credit and liquidity have tightened in much of the world. Some of our customers in China may face business downturn and credit issues, and could experience cash flow problems and other financial hardships, which could affect timeliness of advertising through our platform. Consumer confidence and spending are down significantly in China and USA.

Changes in governmental banking, monetary and fiscal policies to restore liquidity and increase credit availability may not be effective in alleviating the global economic declines. It is difficult to determine the breadth and duration of the economic and financial market problems and the many ways in which they may affect our customers and our business in general. Nonetheless, continuation or further worsening of these difficult financial and macroeconomic conditions could have a significant effect on our business and results of operations.

Capital markets are currently experiencing a period of dislocation and instability, which has had and could continue to have a negative impact on the availability and cost of capital.

The general disruption in the U.S. capital markets has impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole. These conditions could persist for a prolonged period of time or worsen in the future. Our ability to access the capital markets may be restricted at a time when we would like, or need, to access such markets, which could have an impact on our flexibility to react to changing economic and business conditions. The resulting lack of available credit, lack of confidence in the financial sector, increased volatility in the financial markets and reduced business activity could materially and adversely affect our business, financial condition, results of operations and our ability to obtain and manage our liquidity. In addition, the cost of debt financing may be materially adversely impacted by these market conditions.

Our success depends on the continuing efforts of our senior management team and other key personnel and our business may be harmed if we lose their services.

Our future success depends heavily upon the continuing services of the members of our senior management. If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future.

In addition, if any member of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may lose customers, distributors, know-how and key professionals and staff members. Each of our executive officers and key employees has entered into an employment agreement with us which contains confidentiality and non-competition provisions. Legal proceedings to enforce such provisions would be costly in both money and management time and such provisions may not be enforced or enforceable.

The success of our business depends on the continuing contributions of Mohd Mahyudin bin Zainal and other key personnel who may terminate their employment with us at any time, and we will need to hire additional qualified personnel.

We rely heavily on the services of Mr. Mohd Mahyudin bin Zainal, director and CEO of ATeam and our Company and Ms. Norlizah binti Zainal, our Chief Technology Officer, as well as several other management personnel. Loss of the services of any such individuals would adversely impact our operations. In addition, we believe our technical personnel represent a significant asset and provide us with a competitive advantage over many of our competitors and that our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled financial, engineering, technical and managerial personnel. We do not currently maintain any "key man" life insurance with respect to any of such individuals.

We rely on highly skilled personnel and if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance and future success depends on the talents and efforts of highly skilled individuals. We will need to continue to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

As competition in our industry intensifies, it may be more difficult for us to hire, motivate and retain highly skilled personnel. If we do not succeed in doing so, we may be unable to grow effectively.

We have no business insurance coverage.

We do not have any business liability or disruption insurance coverage for our operations in China and Malaysia. Any business disruption, litigation or natural disaster may result in our incurring substantial costs and the diversion of our resources.

We are exposed to risks associated with the ongoing financial crisis and weakening global economy, which increase the uncertainty of consumers purchasing products and/or services.

The recent severe tightening of the credit markets, turmoil in the financial markets, and weakening global economy are contributing to a decrease in spending by consumers.  If these economic conditions are prolonged or deteriorate further, the market for layaway services will decrease accordingly.

Our Company has experience, and continues to experience, rapid growth in operations, which has placed, and will continue to place, significant demands on its management, operational and financial infrastructure.

If the Company does not effectively manage its growth, the quality of its products and services could suffer, which could negatively affect the Company's brand and operating results. To effectively manage this growth, the Company will need to continue to improve its operational, financial and management controls and its reporting systems and procedures. Failure to implement these improvements could hurt the Company's ability to manage its growth and financial position.

Our Company's business face inherent risk in the electronics and light appliances industry.

Our Group's business is subject to certain risks inherent in the electronics and light appliances manufacturing industry. Our Group's revenue and operating results could be adversely affect by many factors which include, amongst others, changes in general economic, business and credit conditions, fluctuation in foreign exchange rates, changes in demand for and market acceptance of our products and services, our ability to introduce new products and services and enhancements in a timely manner, rapid technological changes, increase in operating expenses, lower profit margins due to pricing competition and delay in expansion plans.

Our Group's seeks to limit these business risks through, inter-alia prudent management policies, keeping abreast with new developments and technologies in the relevant industries and maintaining good relationship with customers and suppliers. However there can be no assurance that any changes in these factors will not have any material adverse effect on our Group's business.
Our Company's business faces competition from local and foreign competitiors.

Our Group faces competition from both local and foreign competitors which offer similar products that of our Group offerings. Increased competition could result in competitive pricing resulting in lower profit margins. However, our Group believes that we have competitive edge over our competitors which include amongst others, production quality, R&D capabilities and technological expertise acquired over the years.

Our Group seeks to limit the competitive risks through, inter-alia constant review of our development and marketing strategies to adapt to changes in economic conditions and market demands as well as focusing on certain markets and industries. However, there can be no assurance that our Group will be able to compete effectively against our competitors and that competitive pressure will not materially and adversely affect our Gorup's business, operations and results and or financial condition.

Risks Relating to Our Organization and Our Common Stock
Public company compliance may make it more difficult for us to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

We may not be able to attract the attention of major brokerage firms.

Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of our Company.

Our stock price may be volatile.
The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:
*	changes in our industry;
*	competitive pricing pressures;
*	our ability to obtain working capital financing;
*	additions or departures of key personnel;
*	limited "public float" in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Stock;
*	sales of our Common Stock;
*	our ability to execute our business plan;
*	operating results that fall below expectations;
*	loss of any strategic relationship;
*	regulatory developments;
*	economic and other external factors; and
*	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

We may not pay dividends in the future. Any return on investment may be limited to the value of our Common Stock.

We do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our Common Stock and we cannot ensure that one will ever develop or be sustained.

To date there has not been a liquid trading market for our Common Stock. We cannot predict how liquid the market for our Common Stock might become. As soon as is practicable after becoming eligible, we anticipate applying for listing of our Common Stock on either the NYSE Amex Equities, The Nasdaq Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange. We currently do not satisfy the initial listing standards for any of these exchanges, and cannot ensure that we will be able to satisfy such listing standards or that our Common Stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our Common Stock is otherwise rejected for listing and remains quoted on the OTC Bulletin Board or is suspended from the OTC Bulletin Board, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and (iii) to obtain needed capital.

Our Common Stock is currently a "penny stock," which may make it more difficult for our investors to sell their shares.

Our Common Stock is currently and may continue in the future to be subject to the "penny stock" rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose Common Stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Since our securities are subject to the penny stock rules, investors may find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell substantial amounts of our Common Stock in the public market, or upon the expiration of any statutory holding period under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Mr. Mohd Mahyudin bin Zainal, our CEO and Director, and his siblings Ms. Norlizah binti Zainal, our CTO and Director, and Ms. Norjannah binti Zainal beneficially owns or holds the proxies for a substantial portion of our outstanding Common Stock, which enables him to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Mr. Mohd Mahyudin bin Zainal and his siblings beneficially owns and holds the proxies for approximately 32% of our outstanding shares of Common Stock. As such, he has a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our Common Stock.

RISKS RELATED TO DOING BUSINESS IN CHINA

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with certain of our affiliated Chinese entities. We are considered foreign persons or foreign invested enterprises under PRC law. As a result, we are subject to PRC law limitations on foreign ownership of advertising companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

As our advertising and convergent devices business expands, we expect an increasing portion of our business operations to be conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China's economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While China's economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by governmental control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of SARS, Avian Flu or another epidemic or outbreak. China reported a number of cases of SARS in April 2004. Any prolonged recurrence of SARS or other adverse public health developments in China may have a material adverse effect on our business operations. For instance, health or other governmental regulations adopted in response may require temporary closure of Internet cafes, which is one of the avenues where users could access our websites, or of our offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Our subsidiaries and affiliates are subject to restrictions on paying dividends and making other payments to us and we do not intend to pay cash dividends in the future.

As our advertising and convergent devices business develops, we expect to increasingly rely on dividends payments from our subsidiaries and affiliated entities in China. However, PRC regulations currently permit payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and regulations. Our subsidiaries and affiliated entities in China are also required to set aside a portion of their after-tax profits according to PRC accounting standards and regulations for certain reserve funds. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. Furthermore, if our subsidiaries or affiliated entities in China incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If either we or our subsidiaries is unable to receive all of the revenues from our operations through these contractual or dividend arrangements we may be un able to declare dividends on our Common Stock. Moreover, we do not intend to pay cash dividends in the future, but to use any earnings to develop and grow our business.

We may be subject to foreign exchange controls in the PRC.

Our PRC subsidiaries are subject to PRC rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange ("SAFE") regulates the conversion of the RMB into foreign currencies. Currently, foreign investment enterprises ("FIEs") are required to apply to SAFE for "Foreign Exchange Registration Certificate for FlEs. Our subsidiary is FIE. With such registration certifications (which need to be renewed annually), FlEs are allowed to open foreign currency accounts including the "recurrent account" and the "capital account". Currently, conversion within the scope of the "recurrent account" can be effected without requiring the approval of SAFE. However, conversion of currency in the "capital account" (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE. Our operations and business may be adversely affected if conversion of currency in the "capital account" is not approved by the SAFE.

Recent PRC State Administration of Foreign Exchange ("SAFE") Regulations regarding offshore financing activities by PRC residents have undergone a number of changes that may increase the administrative burden the Company faces. The failure by the Company's stockholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent the Company from being able to distribute profits and could expose the Company and its PRC resident stockholders to liability under PRC law.

SAFE issued a public notice (the "October Notice") effective November 1, 2005, which requires registration with SAFE by the PRC resident stockholders of any foreign holding company of a PRC entity.  Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise; however, it is uncertain how the October Notice will be interpreted or implemented regarding specific documentation requirements for a foreign holding company formed prior to the effective date of the October Notice, such as in the Company's case. While only the PRC resident stockholders who receive the ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to the October Notice, there can be no assurance that SAFE will not require the Company's other PRC resident stockholders to make disclosure. In addition, the October Notice requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if stockholder non-compliance will be considered to be a violation of the October Notice by the Company or otherwise affect the Company.

In the event that the proper procedures are not followed under the SAFE October Notice, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident stockholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required. Failure to comply with the requirements of Circular 75, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV's affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have asked our stockholders who are PRC residents as defined in Circular 75 to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. However, we cannot provide any assurances that they can obtain the above SAFE registrations required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders.

In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect stockholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Uncertainties with respect to the PRC legal system could adversely affect us.

We will conduct a substantial and increasing portion our business through subsidiaries and affiliated entities based in China. Our operations in China are governed by PRC laws and regulations. Our subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedent value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on governmental policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the conversion of RMB to foreign currencies and, in certain cases, the remittance of currencies out of China. As our internet and advertising business expands, we expect to derive an increasing percentage of our revenues in RMB. Under our current structure, we expect our income will be primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries and our affiliated entities to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required when RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our demands, we may not be able to pay dividends in foreign currencies to our stockholders, including holders of our Common Stock.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decades-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. This change in policy has resulted in an approximately 2.0% appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and significant appreciation of the RMB against the U.S. dollar. As our internet and advertising business continues to grow, a greater portion of our revenues and costs will be denominated in RMB, while a significant portion of our financial assets may be denominated in U.S. dollars. We expect to rely significantly on dividends and other fees paid to us by our subsidiaries and affiliated entities in China. Any significant revaluation of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our Common Stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes.

We may not be able to consolidate the financial results of some of our affiliated companies or such consolidation could materially adversely affect our operating results and financial condition.

For PRC regulatory reasons, much of our operations are/will be conducted through affiliated companies which currently are considered for accounting purposes as variable interest entities ("VIEs"), and we are considered the primary beneficiary, enabling us to consolidate its financial results in our consolidated financial statements. In the event that in the future a company we hold as a VIE would no longer meet the definition of a VIE, or we are deemed not to be the primary beneficiary, we would not be able to consolidate line by line that entity's financial results in our consolidated financial statements for PRC purposes. Also, if in the future an affiliate company becomes a VIE and we become the primary beneficiary, we would be required to consolidate that entity's financial results in our consolidated financial statements for PRC purposes. If such entity's financial results were negative, this could have a corresponding negative impact on our operating results for PRC purposes. However, any material variations in the accounting principles, practices and methods used in preparing financial statements for PRC purposes from the principles, practices and methods generally accepted in the United States and in the SEC accounting regulations must be discussed, quantified and reconciled in financial statements for United States and SEC purposes.

RISKS RELATED TO THE ELECTRICAL AND ELECTRONICS SECTOR IN MALAYSIA
Electrical and electronics sector is not homogeneous and therefore has its own life cycle and is difficult to track.

The E & E sector is not homogeneous, covering a wide range of products and technologies including consumer electronics, semiconductors, personal computers, RF (radio frequency) and Wireless Systems, Test and Measurement as well as Light Emitting Diodes (LEDs). This diversity makes the sector difficult to track, as each of these technologies, individually, has its own life cycle, value supply chain, and accordingly issues and challenges. While the focus thus far has been on individual companies and their needs, there is a strong need to look at these companies as part of a technology platform ecosystem and understand how the activities can be expanded, integrated and linked to the local economy, so that a more holistic picture of the ecosystem emerges.

The industry is dominated by the MNCs and the role of local companies has largely been confined to being vendors, suppliers or outsourcing partners. Despite this sector being in Malaysia for more than 35 years, there is no internationally acclaimed Malaysian company in this field. The role of local vendors, largely in the fields of metalworking (machining, mould and die, stamping) and plastics (injection moulding) and packaging and testing has been challenged by the practice of international procurement, driven by processes such as e-Bidding and Approved Vendor lists. Inability to secure long-term steady revenue and faced with cyclical demand that requires considerable staying power, many local companies shifted into other areas of business or downsized.
Rapid technological developments can render the present technology utilised by E & E companies obsolete

Rapid technological developments can render the present technology utilised by E & E companies obsolete and result in the inability of these companies to compete effectively. Realising that technology is a vital component in product development and manufacturing, such companies should provide for continuous research and development to ensure that its products maintain a high standard and quality suitable for its clients' brand names. The research and development undertaken also encompasses improvement to product design, material and finished goods development.
Increase competition in China will have downward pressure on our pricing, business and profitability.

The WTO, AFTA and other regional arrangements will further liberalise trade, intensifying competition both in the domestic as well as international markets. The strong emergence of China in the global economy will also increase competition, particularly for the common exports of both countries.

At the firm and industry levels, initiatives must be taken to increase productivity so as to reduce the cost of production and raise the quality of the product or service. This will require firms to upgrade their technology by introducing new machinery and raising technological capability. Efforts towards this end must also be complemented by increasing labour productivity through continuous skill upgrading of employees as well as improving entrepreneurial and managerial skills. In addition, firms need to accelerate the implementation of the productivity linked wage system.
Pricing of key components such as oil and crucial parts may fluctuate and increase our costs and reducing our profitability.

The E & E manufacturing activities are dependent on petrochemical based raw materials; this includes raw materials for its parts and components. Hence, fluctuations in the price of oil could affect the E & E companies' cost structure whereby sudden increases in oil prices would impinge on their profitability.

Also, the availability of raw materials will invariably have an impact on the performance of E & E manufacturing based companies which source its raw materials both locally and overseas. However, there can be no assurance that any shortages in raw materials will not have any impact on the performance of these companies.
We are subject to foreign exchange fluctuations and government imposition of restrictions to capital market

Most E & E companies are subject to foreign exchange fluctuations through the import of raw materials and export of finished goods. Previously, the Malaysian government imposed capital market restrictions and fixed the exchange rate of USD1 to RM3.80. Currently however, there can be no assurance that the removal of the capital control regime will not affect the performance of these companies.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of June 8, 2012 regarding the beneficial ownership of our Common Stock, taking into account the consummation of the Acquisition, by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our Common Stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group.

Name/Address(1)	Common Stock	Common Stock Options Exercisable Within 60 Days	Total Stock and Stock Based Holdings (1)	% Ownership (2)

Con Unerkov(3) (4)(5) Level 5, Suite 2, Malcolm Reid Building, 187 Rundle Street, Adelaide, SA 5000	32,619,863	-	32,619,863	2.87%
Mohd Mahyudin bin Zainal (3)(4)(9) Lot 8299, Kampung Delek, 41250 Klang, Selangor, Malaysia	57,404,774	-	57,404,774	5.06%
Norlizah binti Zainal(3)(4)(8) Lot 8299, Kampung Delek, 41250 Klang, Selangor, Malaysia	79,864,392	-	79,864,392	7.04%
Lam Pui Kit (3) (7) No.4, Dong Wen Chan Street, West City District, Beijing, China.	62,500,000	-	62,500,000	5.51%
Mohd Khairudin bin Ramli (3) A-15-2, Ipoh Kiara Kondo, Lebuh Bercham Selatan, 31400 Ipoh, Perak, Malaysia	-	-	-	-
Mohd Suhaimi bin Rozali (4) Lot 2158, Jalan Hassan, Kg Sungai Udang, 41250 Klang, Selangor, Malaysia	-	-	-	-

All officers and directors as a group (6 persons)	232,389,029	-	232,389,029	20.48%
ECE Technologies Sdn. Bhd. (ECE), of No. 55 Jalan Snuker 13/28, Tadisma Business Park, Section 13, 40100 Shah Alam, Malaysia	358,779,837	-	358,779,837	31.62%
Maxcom Group International Ltd. (MGIL) of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.	141,666,668	-	141,666,668	12.48%
Liu Kang (6), No 42, Tujilin Wuchan, Wuhan City, Hubei Ching, China.	141,666,668	-	141,666,668	12.48%
Central High Limited (CHL), of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.	125,000,000	-	125,000,000	11.01%
Norjannah binti Zainal (10)	79,864,392	-	79,864,392	7.04%

Notes:
(1)

Except as otherwise indicated, based on information furnished by the owners, we believe that the beneficial owners listed above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the address of the beneficial owner is c/o China Media Group Corporation at 1402 Wan Chai Commercial Center, 194-204 Johnston Road, Wanchai, Hong Kong.

(2)

For purposes of computing the percentage of outstanding Common Stocks held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group. As of the date of the table above and based on the 1,113,623,296 outstanding shares of our Common Stock immediately following the Acquisition and the options entitling the holders to purchase 21,205,376 additional shares of our Common Stock.

(3)	A director of Company as at the date of this report.
(4)	An officer of Company as at the date of this report.
(5)	Includes 31,250,000 shares of Common Stock held by CHL. Mr. Con Unerkov holds 25% shareholding of CHL.
(6)	Includes 141,666,668 shares of Common Stock held by MGIL. Mr. Liu Kang is a director and holds 100% shareholding of MGIL.
(7)	Includes 62,500,000 shares of Common Stock held by CHL. Mr. Lam Pui Kit is a director and holds 50% shareholding of CHL.
(8)

Includes 79,864,392 shares of Common Stock indirectly held by Ms. Norlizah binti Zainal through the holding of ECE. Ms. Norlizah binti Zainal holds 22.26% of ECE. Ms. Norlizah binti Zainal is a sibling of Mr. Mohd Mahyudin bin Zainal.

(9)

Includes 57,404,774 shares of Common Stock indirectly held by the spouse of Mr. Mohd Mahyudin bin Zainal, Ms. Nuriati binti Mohd Nordin through the holding of ECE. Ms. Nuriati binti Mohd Nordin holds 16.0% of ECE.

(10)

Includes 79,864,392 shares of Common Stock indirectly held by Norjannah binti Zainal through the holding of ECE. Ms. Norjannah binti Zainal holds 22.26% of ECE. Ms. Norjannah binti Zainal is the sibling of Mr. Mohd Mahyudin bin Zainal and Ms. Norlizah binti Zainal.

Executive Officers and Directors
The following persons became our executive officers and directors immediately after closing and hold the positions set forth opposite their respective names.

NAME	AGE	POSITION

Mohd Mahyudin bin ZAINAL	43	Director President and Chief Executive Officer
Norlizah binti ZAINAL	47	Director and Chief Technology Officer
Mohd Khairudin bin RAMLI	41	Director
Con UNERKOV	43	Non Executive Director
LAM Pui Kit	71	Non Executive Director
Mohd Suhaimi bin ROZALI	51	Chief Financial Officer, Treasurer, Secretary

Our directors hold office until the earlier of their death, resignation or removal by stockholders or until their successors have been qualified. Our officers are elected annually by, and serve at the pleasure of, our board of directors.

Biographies
Directors and Officers

MOHD MAHYUDIN BIN ZAINAL. Mr. Zainal was appointed as Director and Chief Executive Officer of the Company on June 8, 2012. Since August 2008, Mr. Zainal has been the Chief Executive Officer of ECE Technologies Sdn. Bhd which is now the major shareholder of China Media Group Corporation. Mr. Zainal obtained a Bachelor of Law Degree LLB (Hons) from Universiti Kebangsaan Malaysia and has been admitted as Advocate & Solicitor of High Court Of Malaya in 1994. He has extensive experience in many spheres of law including commercial litigation, conveyancing and corporate legal practice. He has been involved in large scale corporate restructuring exercises involving corporate restructuring, mergers and acquisitions of public listed companies locally in Malaysia and also acquisitions of foreign companies in South East Asia. He was directly involved in the listing of Mutiara Goodyear Development Berhad on the Main Board of Bursa Malaysia and the restructuring of Idaman Unggul Berhad (formerly known as Idris Hydraulic (M) Berhad). He was also directly involved in the establishment of Tahan Insurance Berhad via the merger of three insurance companies namely Talasco Insurance Berhad, Tenaga Insurance Berhad and People Insurance Berhad.

Prior to joining ECE Technologies in August 2008, he was a Chief Executive Officer/President of WWCable Berhad (company listed in Bursa Malaysia). He was involved in various industries such as manufacturing, property development, construction, financial and insurance and also an Executive Director and Director of several public listed companies listed in Bursa Malaysia namely Idaman Unggul Berhad, Idris Hydraulic Berhad, Mutiara Goodyear Development Berhad, Sern Kou Resources Berhad, Tap Resouces Berhad. He was also Director of Talasco Insurance Berhad, People Insurance Berhad and Tahan Insurance Berhad. Mr. Zainal is not an officer or director of any reporting company.

NORLIZAH BINTI ZAINAL. Ms. Zainal was appointed as Director and Chief Technology Officer of the Company on June 8, 2012. Ms. Zainal graduated with a Degree in Electrical Engineering (Hons) from Universiti Teknologi Malaysia in 1989 and obtained a Diploma in Translation (Science and Technical) from Dewan Bahasa dan Pustaka Malaysia in 1990. She was attached to Muhibbah Engineering CMS Berhad as a consultant engineer before joining Ericsson Telecommunications, Malaysia in 1990. During her eleven years at Ericsson, she was responsible for local and international tenders as well as conducting training for local and international staff and clients. In 2002, she joined Unique Network Sdn Bhd. She joined ECE Technologies, the now major shareholder of China Media Group Corporation, on August 1, 2008 as Chief Technical Officer. Ms. Zainal is not an officer nor a director of any reporting company.

CON UNERKOV. Mr. Con Unerkov has been our CFO and one of our directors since September 14, 2005 and has resigned as CFO on June 8, 2012. Mr. Unerkov has held senior management and consulting roles in a wide range of industries from Telecommunications, Banking and Finance, Transport and Government, and most recently was the Chairman and CEO of various telecommunication companies in Asia. Mr. Unerkov is a graduate of the University of South Australia. Mr. Unerkov is also a Director of Oakridge International Corporation.

LAM PUI KIT. Mr. Lam was appointed as Treasurer, Secretary and one of our directors on April 8, 2011 and resigned as our treasurer and secretary on June 8, 2012. Mr. Lam is a seasoned businessman with over 40 years of experience in China. Mr. Lam is the Director of Beijing Ren Ren Health Culture Promotion Co., Ltd. and the consul general for China Medical Foundation. For the past 5 years, Mr. Lam has been doing trading business in China. Mr. Lam is not an officer or director of any reporting company.

MOHD KHAIRUDIN BIN RAMLI. Mr. Ramli was appointed to be our director on March 9, 2012. Mr. Ramli is a seasoned businessman with over 15 years of experience in Malaysia and South East Asia. Mr. Ramli has broad experience and proven ability to execute and deliver successful business operations and proven his entrepreneurship skills. For the past 5 years, Mr. Ramli has been engaged in trading business in Malaysia. Mr. Ramli is not an officer or director of any reporting company.

MOHD SUHAIMI BIN ROZALI. Mr. Rozali was appointed Chief Financial Officer, Treasurer and Secretary of the Company on June 8, 2012. Mr Rozali graduated from Universiti Teknologi Mara and started his career with Bank Bumiputra Malaysia Berhad, serving at its branches and in the commercial banking division. He later joined the public listed company, Idris Hydraulic (Malaysia) Bhd ("IHMB") in November 2000 and was part of the white knight's team that undertook the comprehensive corporate debt restructuring exercise of IHMB. Upon the completion of the restructuring exercise of IHMB, the white knight company, Idaman Unggul Berhad ("IUB") assumed the listing status of IHMB and was listed on the Main Board of Bursa Malaysia on November 2003. Mr Rozali left IUB to join Transmission Resources Sdn. Bhd . in November 2005, before leaving Transmission Resources Sdn. Bhd. to set up his own company in February 2007. He joined ECE Technologies in December 2009. Mr. Rozali is not an officer or director of any reporting company.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Mr. Mohd Mahyudin bin Zainal and Ms. Norlizah binti Zainal are siblings and there are no other family relationships among any of our officers and directors.

Executive Compensation

The table below sets forth, for our last two fiscal years, the compensation earned by our directors and executive officers. The following table sets forth the annual and long-term compensation for services in all capacities to the Company for its fiscal year ended December 31, 2011 paid to our directors and executive officers who earned more than $100,000 per year at the end of the last completed fiscal year. We refer to all of these officers collectively as our "named executive officers."

SUMMARY COMPENSATION TABLE

Name and principal position	Year (1)	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Cheng Pheng Loi (7)	2011	-	-	-	-	-	-	-	-
	2010	9,000	-	-	-	-	-	-	9,000
Con Unerkov (4)	2011	-	-	-	-	-	-	-	-
	2010	-	-	-	-	-	-	-	-
Alex Ho (8)	2011	-	-	-	-	-	-	-	-
	2010	-	-	-	-	-	-	-	-
Pui Kit Lam (5)	2011	3,943	-	-	-	-	-	-	3,943
Mohd Khairudin bin Ramli (6)	2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mohd Mahyudin bin Zainal (2)	2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Norlizah binti Zainal (3)	2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mohd Suhaimi bin Rozali(9)	2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(1)	Figures represent the year ended December 31 for the indicative years.
(2)	Mr. Mohd Mahyudin bin ZAINAL was appointed as CEO, President and Director on June 8, 2012.
(3)	Ms. Norlizah binti ZAINAL was appointed as CTO and Director on June 8, 2012.
(4)	Mr. Con Unerkov was the CFO, and Director. Mr. Unerkov resigned as the CFO on June 8, 2012.
(5)	Mr. Pui Kit Lam was the Treasurer, Secretary, and Director since April 8, 2011. Mr. Lam resigned as Treasurer and Secretary on June 8, 2012.
(6)	Mr. Mohd Khairudin bin Ramli was appointed as Director on March 9, 2012.
(7)	Mr. Cheng Pheng Loi was the President, CEO, and Director of the Company with effect from May 2009 until June 8, 2012 when he resigned from all position.
(8)	Mr. Alex Ho was the Treasurer, Secretary, and Director for 2010 and for the period until April 8, 2011 when he resigned.
(9)	Mr. Mohd Suhaimi bin Rozali was appointed as CFO on June 8, 2012.
No options were issued nor exercised by our executive officers or directors during the year ended December 31, 2011 and 2010.

Employment Agreements

Mr. Pheng Cheng LOI is working on 3 months contracts at a monthly fee of US$3,000. Messrs. Unerkov, and Ho did not receive any salary for 2011 and 2010. Mr. Lam received a salary remuneration of $3,943 in 2011.

Stock Option Plan

We have two equity compensation plans: (1) the 2002 Stock Option Plan and (2) the 2007 Stock Incentive Plan. The following table presents information relating to these plans as of the date of this report.

EQUITY COMPENSATION PLAN INFORMATION.
Plan Category	Number of Securities to be issued upon Exercise of outstanding options, warrants and rights	Weighted average of exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (Excluding securities reflected in column a)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	19,000,000	$0.010	158,011,112

Equity compensation plans not approved by security holders	5,811,300	-	32,588,700

Total	24,811,300	$0.010	190,599,812

2002 Stock Option Plan

In October 2002, our Board of Directors authorized and approved the adoption of the 2002 Stock Option Plan effective the same date (the "2002 Stock Option Plan").

The purpose of the 2002 Stock Option Plan was to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2002 Stock Option Plan is administered by our Board of Directors or a committee ("Plan Administrator") appointed by and consisting of two or more members of our Board of Directors, which shall determine (i) the persons to be granted stock options under the 2002 Stock Option Plan; (ii) the number of shares subject to each option, the exercise price of each stock option; and (iii) whether the stock option shall be exercisable at any time during the option period of ten years or whether the stock option shall be exercisable in installments or by vesting only. The 2002 Stock Option Plan provides authorization to the Board of Directors to grant stock options to purchase a total number of shares not to exceed 211,111,112 shares as at the date of adoption by the Board of Directors. At the time a stock option is granted under the 2002 Stock Option Plan, the Plan Administrator shall fix and determine the exercise price at which shares may be acquired.

In the event an optionee ceases to be employed by or to provide services to us for reasons other than cause or voluntary resignation of position, any stock option that is vested and held by such optionee generally may be exercisable within up to one year after the effective date that his position ceases, and after such one year period any unexercised stock option shall expire. In the event an optionee ceases to be employed by or to provide services to us for reasons of cause or voluntary resignation from the position, any stock option that is vested and held by such optionee shall forthwith terminate.

No stock options granted under the 2002 Stock Option Plan will be transferable by the optionee other than by will or by the laws of descent and distribution following the optionee's death, and each stock option will be exercisable during the lifetime of the optionee subject to the option period of ten years or limitations described above.

The exercise price of a stock option granted pursuant to the 2002 Stock Option Plan shall be paid in full to us by delivery of consideration equal to the product of the number of shares covered multiplied by the exercise price.

The 2002 Stock Option Plan further provides that the Plan Administrator may grant to any key individuals who are employees eligible to receive options one or more incentive stock options to purchase the number of shares allotted by the Board of Directors (the "Incentive Stock Options"). The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least 100% of the fair market value of the shares and in the case of an Incentive Stock Option granted to an optionee who owns more than 10% of the total combined voting power of all classes of our stock, shall not be less than 110% of the fair market value. The option term of each Incentive Stock Option shall be determined by the Plan Administrator, and shall not commence sooner than from the date of grant and shall terminate no later than ten years from the date of grant, except for an optionee who owns more than 10% of the total combined voting power of all classes of our stock and whose Incentive Stock Option shall terminate no later than five year from the date of grant.

On December 23, 2006 and May 18, 2007, the Board of Directors authorized and approved the grant of stock options to acquire an aggregate of 21,800,000 shares and 12,300,000 shares respectively under the 2002 Stock Option Plan to key employees, directors and officers. In 2007, 4,300,000 stock options were cancelled due to resignation of option holders. In May 2010, 12,300,000 stock options expired.

There were 19,000,000 stock options issued in 2010. As of  the date of this report, there were a total of 19,000,000 outstanding stock options to purchase shares of our Common Stock under the 2002 Stock Option Plan.

2007 Stock Incentive Plan

On February 19, 2007, our Board of Directors authorized and approved the adoption of the 2007 Stock Incentive Plan effective the same date (the "2007 Stock Incentive Plan").

The purpose of the 2007 Stock Incentive Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2007 Stock Incentive Plan is to be administered by our Board of Directors or a committee ("Plan Administrator") appointed by and consisting of two or more members of our Board of Directors, which shall determine (i) the persons to be granted stock options under the 2007 Stock Incentive Plan; (ii) the number of shares subject to each option, the exercise price of each stock option; and (iii) whether the stock option shall be exercisable at any time during the option period of ten years or whether the stock option shall be exercisable in installments or by vesting only. The 2007 Stock Incentive Plan provides authorization to the Board of Directors to grant stock options to purchase a total number of shares, not exceed 38,400,000 shares as at the date of adoption by the Board of Directors. At the time a stock option is granted under the 2007 Stock Incentive Plan, the Board of Directors shall fix and determine the exercise price at which shares of our Common Stock may be acquired.

In the event an optionee ceases to be employed by or to provide services to us for reasons other than cause, retirement, disability or death, any stock option that is vested and held by such optionee generally may be exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. The Plan Administrator shall have complete discretion either at the time an option is granted or at any time while the option remains outstanding, to i) extend the period of time which the option is to be exercisable following the optionees cessation of service, but not beyond the expiration of the option term and/or ii) permit the option to be exercised after the cessation of employment of both vested and unvested options at the time of cessation of employment.

No stock options granted under the 2007 Stock Incentive Plan will be transferable by the optionee other than by will or by the laws of descent and distribution following the optionee's death, and each stock option will be exercisable during the lifetime of the optionee subject to the option period of ten years or limitations described above. The options can be assigned in whole or in part during the Optionee's lifetime to one or more members of the optionee's immediate family, provided the assignment is connected to estate planning or pursuant to a domestic relations order.

The exercise price of a stock option granted pursuant to the 2007 Stock Incentive Plan shall be paid in full to us by delivery of consideration equal to the product of the number of shares multiplied by the exercise price. Any stock option settlement, including payment deferrals or payments deemed made by way of settlement of pre-existing indebtedness from the Company may be subject to such conditions, restrictions and contingencies as may be determined by the Plan Administrator.

The 2007 Stock Incentive Plan further provides that, subject to the provisions of the 2007 Stock Incentive Plan and prior Stockholder approval, the Board of Directors may grant to any key individuals who are our employees eligible to receive options, one or more incentive stock options to purchase the number of shares of Common Stock allotted by the Board of Directors (the "Incentive Stock Options"). The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at lease 100% of the fair market value of the Common Shares of the Company and in the case of an Incentive Stock Option granted to an optionee who owns more than 10% of the total combined voting power of all classes of our stock, shall not be less than 110% of the fair market value of our Common Stock. The option term of each Incentive Stock Option shall be determined by the Plan Administrator, which shall not commence sooner than from the date of grant and shall terminate no later than ten years from the date of grant of the Incentive Stock Option, except for optionee who owns more than 10% of the total combined voting power of all classes of our stock whom shall terminate no later than five year from the date of grant of the Incentive Stock Option.

On March 8, 2007, we registered 38,400,000 shares underlying stock options under the 2007 Stock Incentive Plan with the SEC pursuant to a registration statement on Form S-8.

In 2007, the Company issued 5,811,300 shares under the 2007 Stock Incentive Plan.

From 2008 to 2011, the Company did not issue any shares under the 2007 Stock Incentive Plan. In April 2012, the Company issued 711,009 shares under the 2007 Stock Incentive Plan.

As at the date of this report, (i) the Company has issued 6,522,309 shares under the 2007 Stock Incentive Plan, (ii) there are no outstanding stock options to purchase shares of our Common Stock under the 2007 Stock Incentive Plan and, (iii) there are still 31,877,691 shares issuable under the 2007 Stock Incentive Plan.

Issuer Purchases of Equity Securities No repurchases of our Common Stock were made during the fourth quarter and during our fiscal year ended December 31, 2011.
Director Compensation

During the fiscal years ended December 31, 2011 and 2010, our directors did not receive any compensation from us for their services in such capacity and we do not foresee paying our directors any compensation for their services in such capacity in the future.

Directors' and Officers' Liability Insurance
The Company does not have any directors' and officers' liability insurance insuring our directors and officers.
Code of Ethics
Our code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer are at our website at www.chinamediagroup.com.
Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange.

Certain Relationships and Related Transactions
Mr. Mohd Mahyudin bin ZAINAL and Ms. Norlizah binti ZAINAL are siblings.
Item 3.02 Unregistered Sales of Equity Securities
As of that Closing Date, the Board of Directors of the Company approved the issuance of 558,779,837 restricted shares of the Company's Common Stock for the acquisition of ATeam.

The Securities were issued under through its officers, directors, and employees without commission under an exemption from registration under Rule 506 of Regulation D and/or Section 4(2) to accredited investors and less than 35 non-accredited investors.

Information set forth in Item 2.01 of this Current Report on Form 8-K with respect to the issuance of unregistered equity securities in connection with the Acquisition is incorporated by reference into this Item 3.02.

Description of Capital Stock
Authorized Capital Stock
We have authorized 85,000,000,000 shares of no par value shares of capital stock.
Capital Stock Issued and Outstanding
After giving effect to the Acquisition and the Common Shares granted for services in May 2012 , we have issued and outstanding 1,113,623,296 share of Common Stock at June 8, 2012 .
Common Stock

The holders of our Common Stock are entitled to one vote per share. The holders of our Common Stock are entitled to receive such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

Dividend Policy

There have been no cash dividends declared on our Common Stock since inception. It is the present policy of the Company to retain earnings to finance the growth and development of the business and, therefore, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future.

The holders of our Common Stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our Common Stock. Holders of shares of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our Common Stock.
Trading Information
Our Common Stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol CHMD.OB.

Item 5.01 Changes in Control of Registrant.
Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 8, 2012, the closing date of the Acquisition, the following changes were made to our board of directors and our officers of the Company:
Mr. Con Unerkov resigned as the Chief Financial Officer. There were no disagreements between Mr. Unerkov and the Company.
Mr. Cheng Pheng Loi resigned from the board of directors and as Chief Executive Officer. There were no disagreements between Mr. Loi and the Company.
Mr. Lam Pui Kit resigned as Treasurer and Secretary. There were no disagreements between Mr. Lam and the Company.

Mr, Mohd Mahyudin bin Zainal was appointed as Director and Chief Executive Officer of the Company. Mr. Zainal is the current Chief Executive Officer of ECE Technologies Sdn. Bhd, the now major shareholder of China Media Group Corporation. Prior to his appointment, Mr. Zainal obtained a Bachelor of Law Degree LLB (Hons) from Universiti Kebangsaan Malaysia and has been admitted as Advocate & Solicitor of High Court of Malaya in 1994. He has extensive experience in many spheres of law including commercial litigation, conveyancing and corporate legal practice. He has been involved in large scale corporate restructuring exercises involving corporate restructuring, mergers and acquisitions of public listed companies locally in Malaysia and also acquisitions of foreign countries in South East Asia. He was directly involved in the listing of Mutiara Goodyear Development Berhad on the Main Board of Bursa Malaysia and the restructuring of Idaman Unggul Berhad (formerly known as Idris Hydraulic (M) Berhad. He was also directly involved in the establishment of Tahan Insurance Berhad via the merger of three insurance companies namely Talasco Insurance Berhad, Tenaga Insurance Berhad and People Insurance Berhad. Prior to joining ECE Technologies, he was a Chief Executive Officer/President of WWCable Berhad (company listed in Bursa Malaysia). He was involved in various industries such as manufacturing, property development, construction, financial and insurance and also an Executive Director and Director of several public listed companies listed in Bursa Malaysia namely Idaman Unggul Berhad, Idris Hydraulic Berhad, Mutiara Goodyear Development Berhad, Sern Kou Resources Berhad, Tap Resouces Berhad. He was also Director of Talasco Insurance Berhad, People Insurance Berhad and Tahan Insurance Berhad. Mr. Zainal is not an officer or director of any other reporting company.

Ms. Norlizah binti Zainal was appointed as Director and Chief Technology Officer of the Company. Ms. Zainal graduated with a Degree in Electrical Engineering (Hons) from Universiti Teknologi Malaysia in 1989 and obtained a Diploma in Translation (Science and Technical) from Dewan Bahasa dan Pustaka Malaysia in 1990. She was attached to Muhibbah Engineering CMS Berhad as a consultant engineer before joining Ericsson Telecommunications, Malaysia in 1990. During her eleven years at Ericsson, she was responsible for local and international tenders as well as conducting training for local and international staff and clients. I n 2002, she resigned from Ericsson to join Unique Network Sdn Bhd. She joined ECE Technologies, the now major shareholder of China Media Group Corporation, on August 1, 2008 as Chief Technical Officer. Ms. Zainal is not an officer or director of any other reporting company.

Mr. Mohd Suhaimi bin Rozali was appointed Chief Financial Officer, Treasurer and Secretary of the Company. Mr Rozali graduated from Universiti Teknologi Mara and started his career with Bank Bumiputra Malaysia Berhad, serving at its branches and in the commercial banking division. He later joined the publicly listed company, Idris Hydraulic (Malaysia) Bhd ("IHMB") in November 2000 and was part of the white knight's team that undertook the comprehensive corporate debt restructuring exercise of IHMB. Upon the completion of the restructuring exercise of IHMB, the white knight company, Idaman Unggul Berhad ("IUB") assumed the listing status of IHMB and was listed on the Main Board of Bursa Malaysia on November 2003. Mr Rozali left IUB to join Transmission Resources Sdn Bhd in November 2005, before leaving Transmission Resources Sdn Bhd to set up his own company in February 2007. He joined ECE Technologies in December 2009.

Mr. Mohd Mahyudin bin Zainal and Ms. Norlizah binti Zainal are siblings and there are no other family relationships among any of our officers and directors.
Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(a)
Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), ATeam's audited financial statements for the fiscal years ended December 31, 2011 and 2010 are filed in this Current Report on Form 8-K as Exhibit 99.1.
(b)	Exhibits.
The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.2	Sale Purchase Agreement between Good World Investments Limited, China Media Group Corporation and ECE Technologies Sdn. Bhd. dated March 15, 2012. (4)
2.3	Amendments to the Sale Purchase Agreement dated April 17, 2012, by and among Good World Investments Limited, China Media Group Corporation and ECE Technologies Sdn. Bhd. (5)
3.1	Articles of Incorporation. (1)
3.1.1	Certificate of Amendment to Article of Incorporation (2)
3.1.2	Certificate of Amendment to Articles of Incorporation, as amended (3)
3.2	Bylaws. (1)
99.1	A-Team Resources Sdn. Bhd. financial statements for the fiscal years ended December 31, 2011 and 2010. (6)
99.2	China Media Group Corporation and A-Team Resources Sdn. Bhd. proforma financial statements for the year ended December 31, 2011. (6)
(1)	Incorporated by reference to our Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 15, 2003.
(2)	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on February 3, 2005.
(3)	Incorporated by reference to our Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on March 16, 2007.
(4)	Incorporated by reference from the Company's Form 8-K filed on March 16, 2012.
(5	Incorporated by reference from Company's Form 8-K filed on April 20, 2012.
(6)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: June 14, 2012
CHINA MEDIA GROUP CORPORATION

By:	/s/ Mohd Mahyudin bin Zainal
Mohd Mahyudin bin Zainal
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	A-Team Resources Sdn. Bhd. financial statements for the fiscal years ended December 31, 2011 and 2010.
99.2	China Media Group Corporation and A-Team Resources Sdn. Bhd. proforma financial statements for the year ended December 31, 2011.